Exhibit 5.2

September __, 2023

Australian Oilseeds Holdings Limited

126 – 142 Cowcumbla Street

Cootamundra Site 2

52 Fuller Drive Cootamundra

Australia

RE:	Australian Oilseeds Holdings Limited --

Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special United States counsel to Australian Oilseeds Holdings Limited, a Cayman Islands exempted company, in connection with the Registration Statement (as defined below), relating to, among other things, (i) the merger of (a) EDOC Acquisition Corp., a Cayman Islands exempted company (together with its successors, “Purchaser”), (b) American Physicians LLC, a Delaware limited liability company, in the capacity as the representative from and after the Closing (as defined below) for the shareholders of Purchaser (the “EDOC shareholders”) and Pubco (as defined below) (other than the Sellers (as defined below)) (the “Purchaser Representative”), (iii) Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (“Pubco”), (iv) AOI Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), (v) Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (the “Company”), (vi) Gary Seaton, in his capacity as the representative for the Sellers in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”) and (vii) each of the holders of Pubco’s outstanding capital shares named on Annex I to the Business Combination Agreement (the “Primary Sellers”), as amended from time to time to include subsequent parties that execute and deliver to Purchaser, Pubco and Pubco a Joinder (the “Joining Sellers”), and the holders of Pubco’s outstanding capital shares who are bound by the provisions of this Agreement pursuant the drag-along rights set forth in Pubco’s memorandum and articles of association (the “Drag-Along Sellers”, and collectively with the Joining Sellers, the “Sellers”), pursuant to that certain Business Combination Agreement, dated as of December 5, 2022, as amended on March 31, 2023 (as further amended, modified, supplemented or waived from time to time in accordance with its terms, the “Agreement”). In this opinion, we refer to Pubco following effectiveness of the Merger, as applicable, as “Pubco.”

Pursuant to the Business Combination Agreement, among other things, EDOC will be merged with and into Merger Sub with EDOC continuing as the surviving company (the “Merger”), as a result of which, EDOC will become a wholly-owned subsidiary of Pubco and each issued and outstanding security of EDOC will automatically be cancelled and no longer outstanding, in exchange for the right of the holder thereof to receive substantially identical securities of Pubco, and Pubco will acquire all of the issued and outstanding ordinary shares of AOI Merger Sub from the Sellers in exchange for ordinary shares of Pubco (the “Pubco Ordinary Shares”) (the “Share Exchange” and, together with the other transactions contemplated by the Business Combination Agreement, and the Merger, the “Transactions”).

At the Closing, each issued and outstanding Purchaser private unit and Purchaser public unit (each as defined in the Business Combination Agreement) (collectively, the “Purchaser Units”) shall be automatically detached and the holders thereof shall be deemed to hold (a) one Class A ordinary share, par value $0.0001 per share of Purchaser (the “Purchaser Class A Ordinary Shares”), (b) one warrant included as part of each Purchaser public unit, entitling the holder thereof to purchase one-half (1/2) of a Purchaser Class A Ordinary Share at a purchase price of $11.50 per whole share (the “Purchaser Public Warrants”) or, as applicable, one warrant included as part of each Purchaser private unit, entitling the holder thereof to purchase one-half (1/2) of a Purchaser Class A Ordinary Share at a purchase price of $11.50 per whole share (the “Purchaser Private Warrants” and together with the “Purchaser Public Warrants,” the “Purchaser Warrants”), and (c) one right that was included as part of each Purchaser public unit entitling the holder thereof to receive one-tenth (1/10th) of a Purchaser Class A Ordinary Share upon the Closing or, as applicable, one right that was included as part of each Purchaser private unit entitling the holder thereof to receive one-tenth (1/10th) of a Purchaser Class A Ordinary Share upon the Closing in accordance with the terms of the Purchaser Units.

At the Closing, each of the outstanding 4,500,000 whole Purchaser Public Warrants issued in EDOC’s initial public offering plus the 450,000 whole Purchaser Public Warrants issued to EDOC’s representative in its initial public offering, shall be automatically converted into one Pubco Public Warrant and each of the 239,500 whole outstanding Purchaser Private Warrants shall be automatically converted into one Pubco Private Warrant. At the Closing, the Purchaser Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Public Warrants, and each of the Pubco Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Private Warrants, except that in each case they shall represent the right to acquire Pubco Ordinary Shares in lieu of Purchaser Ordinary Shares. At or prior to the Closing, Pubco shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the warrants of Pubco (the “Pubco Warrants”) remain outstanding, a sufficient number of Pubco Ordinary Shares for delivery upon the exercise of such Pubco Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form F-4 (File No. 333-_____) of Pubco relating to (i) 23,629,947 Pubco ordinary shares, par value $0.0001 per share (the “Pubco Ordinary Shares”) and (ii) 5,189,500 Pubco Warrants (the securities referred to in clauses (i)-(ii), together, the “Pubco Securities”), to be issued in the Transactions, filed on September __, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and each amendment thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b) a copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) the form of Form of Fifth Amended and Restated Memorandum and Articles of Association of Pubco to become effective as of the Closing, filed as Exhibit 3.4 to the Registration Statement (the “Form of Amended and Restated Memorandum and Articles of Association”);

(d) specimen Ordinary Share Certificate of EDOC, filed as Exhibit 4.2 to the Registration Statement (the “Share Certificate”);

(e) the form of Warrant Certificate, filed as Exhibit 4.3 to the Registration Statement and included in the Warrant Agreement (defined below) (the “Warrant Certificate”); and

(f) an executed copy of the Warrant Agreement, dated as of November 9, 2020, by and between EDOC and Continental Stock Transfer & Trust Company (“CSTT”), as warrant agent (incorporated by reference to Exhibit 4.5 of EDOC’s Form 8-K filed with the SEC on November 13, 2020).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Pubco and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of Pubco and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Pubco and others and of public officials.

As used herein, “Transaction Documents” means the Business Combination Agreement, the Warrant Certificate and the Warrant Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the Securities Act (all of the foregoing being referred to as “Opined-on Law”). The opinions stated in paragraphs 1 through 4 below presume that:

1. Prior to the Closing: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the EDOC shareholders of Pubco will have approved, among other things, the Business Combination Agreement, including the Form of Amended and Restated Memorandum and Articles of Association; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Transactions, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Transactions will have been obtained;

2. The Form of Amended and Restated Memorandum and Articles of Association, in the form filed as Exhibit 3.4 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date of adoption), will be duly authorized and executed and thereafter be duly filed, subject to the provisions of the Cayman Islands Companies Law (the “Companies Law”), with the Cayman Registrar and have become, that no other certificate or document has been, or prior to the filing of the Form of Amended and Restated Memorandum and Articles of Association will be, filed by or in respect of Pubco with the Cayman Registrar and that Pubco will pay any fees and other charges required to be paid in connection with the filing of the Form of Amended and Restated Memorandum and Articles of Association; and

3. Prior to the issuance of Pubco Ordinary Shares: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the EDOC shareholders will have approved, among other things, the Business Combination Agreement and the Share Exchange contemplated therein, including the Form of Amended and Restated Memorandum and Articles of Association; and (iii) the Transactions contemplated by the Business Combination Agreement to be consummated concurrent with the Closing will have been consummated.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. Upon the Closing, following the Merger and the Exchange, each issued and outstanding Purchaser Warrant will convert automatically into one Pubco Warrant that will have been duly authorized by all requisite corporate action on the part of Pubco under the Companies Law and will constitute the valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms under the laws of the State of New York.

2. Upon the Closing, pursuant to the Business Combination Agreement, each issued and outstanding Purchaser Unit that has not been previously separated into the underlying Purchaser Class A Ordinary Share and underlying Purchaser Warrant upon the request of the holder thereof, will be canceled and will entitle the holder thereof to one Pubco Ordinary Share that will have been duly authorized by all requisite corporate action on the part of Pubco under the Companies Law and will be validly issued, fully paid and nonassessable, and one Pubco Warrant, entitling the holder thereof to purchase one-half (1/2) of a Pubco Ordinary Share at a purchase price of $11.50 per whole share, that will have been duly authorized by all requisite corporate action on the part of Pubco under the Companies Law and will constitute the valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms under the laws of the State of New York.

3. The Pubco Ordinary Shares, when issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, will have been duly authorized by all requisite corporate action on the part of Pubco under the Companies Law and will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document, or the Transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(e) we have assumed that CSTT has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed due authorization by all requisite action, corporate or other, and the execution and delivery by CSTT of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of CSTT, enforceable against CSTT in accordance with its terms;

(f) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(g) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality; and

(h) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) Pubco (i) is, and as of December 29, 2022 was, duly incorporated and validly existing and in good standing, (ii) has and as of December 29, 2022, had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the Business Combination Agreement and the Merger and the Transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) Pubco has, and as of December 29, 2022, had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c) each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of Pubco, subject to approval and adoption of the Business Combination Agreement and the Merger by EDOC’s shareholders;

(d) none of (i) the execution and delivery by Pubco of the Transaction Documents, (ii) the performance by Pubco of its obligations thereunder (including the issuance of the Pubco Securities) or (iii) consummation of the Transactions contemplated under the Business Combination Agreement: (a) conflicted or will conflict with the Amended and Restated Memorandum and Articles of Association or other comparable organizational documents of Pubco, (b) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which Pubco or its property is subject, (c) contravened or will contravene any order or decree of any governmental authority to which Pubco or its respective property is subject, or (d) violated or will violate any law, rule or regulation to which Pubco or its property is subject (except that we do not make the assumption set forth in this clause (d) with respect to the Opined-on Law); and

(e) none of (i) the execution and delivery by Pubco of the Transaction Documents, (ii) the performance by Pubco of its obligations thereunder (including the issuance of the Pubco Securities) or (iii) consummation of the Merger or the Transactions contemplated under the Business Combination Agreement, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ draft

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